UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 10, 2011

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01    Other Events.

On March 10, 2011, Senesco Technologies, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the "FDA") has informed the Company that its planned study in multiple myeloma is on hold until the Drug Master File (the "DMF") of one of its suppliers is updated.  At the same time, Senesco was informed by the FDA that there are no other significant, outstanding issues that would delay the initiation of the clinical study associated with the Company's IND submission.

The DMF provides the regulatory authority with confidential, detailed information about facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of drugs. Typically, a DMF is filed by a supplier to protect its intellectual property while complying with regulatory requirements for disclosure of manufacturing information in support of human use of a pharmaceutical product.  The DMF is kept on file by the FDA for future cross-referencing by other sponsors and is updated as needed by the DMF holder.

On March 10, 2011, the Company issued a press release announcing the FDA hold of the clinical study associated with the Company’s IND submission. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated March 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: March 10, 2011	By: /s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer